EXHIBIT 23.0


[LOGO] Arthur Andersen LLP
         Independent Public Accountants
         1345 Avenue of the Americas
         New York, NY  10105


                                    CONSENT OF INDEPENDENT ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in the Registration Statements (Nos.33-81278 and 333-20379) on Form S-8 of Reliance Bancorp, Inc of our report dated July 21, 1999 included in Reliance Bancorp, Inc's June 30, 1999 Annual Report on Form 10-K and to all references to our Firm included in these registrations statements.



/s/  Arthur Andersen LLP
    Arthur Andersen LLP
    New York, NY  10105
    September 22, 1999


























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